Exhibit (99.12)
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Form of Lock-Up Agreement
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                                                                     , 2002
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Goldman, Sachs & Co.
Credit Suisse First Boston Corporation
UBS Warburg LLC
   As Representatives of the several
   Underwriters
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

     The undersigned understands that Polo Ralph Lauren Corporation (the "Company") has filed a registration statement on Form S-3 (Reg. No. 333-83500) (the "Registration Statement") with the Securities and Exchange Commission covering the sale (the "Offering") of up to 12,650,000 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), to the underwriters named in Schedule I to the Underwriting Agreement (the "Underwriters") among Goldman, Sachs & Co., Credit Suisse First Boston Corporation and UBS Warburg LLC, as representatives of the Underwriters, the Company and certain selling stockholders (the "Selling Stockholders").

     To induce the Underwriters to participate in the Offering, the undersigned represents and agrees that during the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Company's final prospectus, it will not directly or indirectly offer, sell, contract to sell or otherwise dispose of any shares of Class A Common Stock or any securities of the Company that are substantially similar to the Class A Common Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Class A Common Stock or any such substantially similar securities, without the prior written consent of Goldman, Sachs & Co.




                                  By:
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                                     Name:
                                     Title: